Press Release Source: MineCore International, Inc.

MineCore Discusses Estimated Probable (Indicated) Reserves for Sapphire in Madagascar

On Wednesday May 13, 2009, 6:00 pm EDT

SAN JOSE, CA--(MARKET WIRE)--May 13, 2009 -- MineCore International, Inc. ("MineCore") (Other OTC:MCIO.PK - News) discusses the calculation of the estimated Probable (Indicated) Reserves for the sapphire bearing concessions in Madagascar.

Madagascar is considered the latest major gemstone-bearing region in the world. In 1998, a new sapphire field containing sapphires of the highest quality, as well as a number of other types of precious gemstone, was discovered in south Madagascar in Ilakaka about 230 Km. northeast of the port city of Toliara.

The deposit of sapphires in south Madagascar, due to the quality and the size of the deposits, is considered as the greatest find since the discovery of sapphire in Sri Lanka and Burma. The Government of Madagascar, Ministry of Energy and Mines, claims that the "world's largest reserves of sapphires" are in Madagascar. Unofficial estimates are that Madagascar supplies 50% of all the sapphires in the world market, most of which are dug and processed by hand artisan miners. World gemologists agree that Madagascar's sapphire supply is unique in that it covers the complete range of product, from the highest quality gems to less expensive commercial goods. Many liken this discovery to the California Gold Rush! Almost overnight, the Ilakaka region attracted thousands of prospectors from Madagascar and beyond.

Platinum Works 2000, Inc. (PWI), formerly Platinum Works, Inc., a wholly owned subsidiary of MineCore, began exploration in Madagascar in 2000. Since 2000, PWI has acquired sapphire bearing concessions in Madagascar in the famous Ilakaka region and conducted various forms of exploration and testing. The results from the exploration and testing represent, in our opinion, a world class target with excellent potential for development into a robust commercial mining operation.

Independent geological testing was performed by Behre Dolbear in 2001 and Richard Bachman in 2003. Each of the tests confirmed sapphire occurrences on the property. In addition to the independent tests, PWI and the operator conducted tests using artisan miners. Diggings confirmed sapphire presence and the continuation of Zone 1 across several concessions at a depth of 6 to 8 feet below the surface. Testing on blocks 6, 7, 11, 12, 14 and 17 confirms that the property has 3 gravel horizons or zones that have sapphire occurrences. A model, based on artisanal diggings, was developed which assumes that the 3 zones are throughout the whole property except where the Islo River intersects the property and elevation. Based on this model, the probable (indicated) reserves insitu are estimated at $16.6 Billion. Based on the testing of the independent mining consultants, the upper zone was discounted with a value of $50 per cubic meter. The Middle zone was based on the Behre Dolbear bulk-sampling tests and the Lower Zone value was based on the Behre Dolbear bulk-sampling tests. Estimated ROM value is based on wholesale cut and polished stones, rough uncut stones sell for 50% of wholesale cut and polished stones.

Behre Dolbear undertook a limited sampling program in 2001. The results of the bulk samples indicate an average of $159 per Bank Cubic Meter (BCM).

BEHRE DOLBEAR STRESSES THAT THE $159 PER BCM IS NOT NECESSARILY REPRESENTATIVE OF WHAT VALUE EXISTS ON THE NORTH FORK 14 PROPERTY. A SAMPLING PROGRAM BASED ON SOLID GEOLOGIC PRINCIPLES IS REQUIRED TO DEFINE A RESOURCE AND THE REPRESENTATIVE VALUE OF A BCM OF SAMPLE ON THE PROPERTY. THIS VALUE COULD BE SIGNIFICANTLY LESS OR MORE THAN THE VALUES OBTAINED BY OUR LIMITED SAMPLING PROGRAM.

Behre Dolbear, however, can confirm the presence of gem-quality sapphires and other lesser value gemstones on the property. Behre Dolbear is impressed with the values obtained from the samples, which, if confirmed by future work, would suggest a high potential for a commercial operation. A program of geophysical surveys to define the thickest part of the gravel channel, followed by test pitting on a close-spaced basis, is recommended to develop a resource/reserve over a mineable portion of the property.

In December 2002 Richard Bachman, an Independent Geologist, undertook a review of the North Fork 14 (Block 14) property in Madagascar to verify the presence of gem-quality sapphires, confirm property title, and document current ownership of the concession.

The sample, the selection and preparation which was supervised by the Independent Geologist, produced approximately 20 grams of sapphires (the largest a blue 3.5 gram stone) from approximately one third cubic meter of material from the Lower Zone. It is estimated that the 20 grams of sapphires recovered have a value of US $4,000 to $8,000. The Independent Geologist confirmed the presence of gem-quality sapphires and other lesser value gemstones on the property. The Independent Geologist was impressed with the estimated value of sapphires derived from the limited sampling, the widespread artisanal mining activity and gem trading, and recognition that Ilakaka may become a major new sapphire mining district.

THE INDEPENDENT GEOLOGIST STRESSED THAT THE US $4,000 TO $8,000 VALUE PLACED ON THE 20 GRAMS OF SAPPHIRES RECOVERED FROM THE ONE THIRD CUBIC METER OF GRAVEL IS AN ESTIMATE BASED ON CURRENT SAPPHIRE SALES IN THE ILAKAKA AREA AND MAY NOT NECESSARILY REPRESENT THE VALUE OF THE SAME SAPPHIRES SOLD IN THE FUTURE, DUE TO MANY VARIABLE FACTORS, INCLUDING MARKET FLUCTUATIONS. THE MATERIAL PROCESSED WAS SELECTED FROM A PORTION OF THE BASAL GRAVEL IN AN ACTIVELY MINED PIT. IT IS NOT REPRESENTATIVE OF THE GRADE OF SAPPHIRE (GRAMS/CUBIC METER), WHICH MAY BE EXPECTED IN THE PRODUCTIVE GRAVEL HORIZONS, WHICH EXISTS THROUGHOUT THE PROPERTY.

Monte Carlo simulations

Monte Carlo simulations were designed to answer the question of what potentially could be the probable (indicated) reserves for Block 14, which had the most extensive exploration and sampling. The simulation estimates that the probable (indicated) reserves is between $138 Million and $128 Billion with a 90% likelihood that the probable (indicated) reserves would be approximately $3.3 Billion and a 0% probability that the probable (indicated) reserves would be $128 Billion. Extrapolating the data from the Block 14 simulations and applying the similar results for the other 5 blocks, which are similar in formation to Block 14 and are contiguous to Block 14, the total 6 blocks could have probable (indicated) reserves between $828 Million and $768 Billion with a 90% likelihood that the probable (indicated) reserves would be approximately $19.8 Billion and a 0% probability that the probable (indicated) reserves would be $768 Billion.

MINECORE STRESSES THAT THE ASSUMPTIONS USED IN THE MONTE CARLO SIMULATION ARE NOT REPRESENTATIVE OF THE ROM, ROM THICKNESS, YIELD, SIZE, GRADE OF SAPPHIRE (GRAMS/CUBIC METER) OR VALUE WHICH MAY BE EXPECTED IN THE PRODUCTIVE GRAVEL HORIZONS, WHICH EXISTS THROUGHOUT THE PROPERTY.

A Monte Carlo simulation calculates an end result based on the range of possible outcomes for key variables and the probabilities of those various outcomes. Assumptions are built into a model of the business and the accuracy of those assumptions and the model jointly determine the usefulness of the simulation. By running the simulation a large number of times, the confidence of achieving a desired result can be estimated. This is in contrast to planning with definitive numbers or with best case, likely case and worst-case scenarios. The Monte Carlo simulation covers all the possible cases.

The Monte Carlo simulation used several key factors or assumptions:

--  Mineable Raw Ore Material (ROM) Area for each zone

--  ROM Thickness for each zone

--  ROM Yield of grams of sapphires per cubic meter mined (BCM) per zone

--  Yield of sapphires greater than 1 Gram per BCM per zone

--  The average sales value per gram for sapphires less than 1 Gram per zone

--  The average sales value per gram for sapphires greater than 1 Gram per zone

Proposed Exploration Plan

Exploration of the property will be conducted in two phases, Phase I - Probing and Phase II - Reserve Drilling and Calculation. Probe drilling will be conducted to establish depth and thickness of the overburden that will need to be stripped away and of the Raw Ore Material (ROM) which contains gem material. The valuable information will establish the criteria for Reserve Development and Calculations and for mine planning. Phase II Reserve Drilling and Calculation will consist of test holes with spacing at 25-meter centers which would discover and define the sinuous gravel channels, although field experience might later permit wider-spaced between sampling points. Mining will begin on the tested part of the site, and testing will continue ahead of the operation.

Identification of the thicker gravel channels through Phase I probe drilling would significantly lower the cost and reduce the time required for Reserve Development and Calculation. Gemstone exploration in general is difficult because of the size of sample required to obtain a representative measure of gemstones for each sampling point. With few gemstones in each sample of mostly waste gravel, a large sample volume is required. A minimum sample size is a nominal 1.2 m3 based on a nominal ROM thickness of 1.0 meters.

About MineCore

MineCore is an exploration company, as defined under SEC Industry Guide 7. The Company's mission is to successfully identify, acquire and develop mineral properties with a program to commence mining operations and develop solid growth with profitable operations. MineCore is planning to bring its sapphire properties in Madagascar into production in 2010 upon successful financing to sustain operations and administration costs.

This Press Release contains forward-looking information within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Such forward-looking statements by definition involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. In particular, there is no assurance that reserves, production, pricing levels or other factors pertaining to the mining and manufacturing operations will be sustained at the expected rates or levels over time. Discussions of factors, which may affect future results, are contained in our recent filings. Under no circumstances does this Press Release constitute an offer to sell or a solicitation of an offer to buy the securities of the company described in this Press Release in which such offer, solicitation or sale of securities would be unlawful prior to registration, qualification or filing under the securities laws of any jurisdiction.

For further information on this news release or on MineCore:
Please visit http://www.minecore.com/
or contact MineCore's Investor Relations Department
telephone: 1-408-907-4229
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